Exhibit 99.1

OBALON

OBALON THERAPEUTICS, INC.
5421 AVENIDA ENCINAS, SUITE F
CARLSBAD, CALIFORNIA 92008

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/OBLN2021SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D39698-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OBALON THERAPEUTICS, INC.

The Board of Directors recommends you vote FOR the following proposals:

		For	Against	Abstain
1.	*Obalon Share Issuance Proposal.* To approve the issuance of shares of common stock, par value $0.001 per share, of Obalon ("Obalon Shares") in connection with the merger of Optimus Merger Sub, Inc., a wholly owned subsidiary of Obalon Therapeutics, Inc. ("Obalon"), with and into ReShape LifeSciences Inc. ("ReShape"), with ReShape surviving as a wholly owned subsidiary of Obalon (the "Obalon Share Issuance Proposal");	☐	☐	☐
2.	*Obalon Reverse Stock Split Proposal.* To approve the authorization of Obalon's Board of Directors, in its discretion but in no event later than the date of the 2021 annual meeting of stockholders, to amend Obalon's Restated Certificate of Incorporation, as amended, to effect a reverse stock split of Obalon Shares, at a ratio in the range of 1-for-3 to 1-for-10, such ratio to be determined by Obalon's Board of Directors and included in a public announcement (the "Obalon Reverse Stock Split Proposal"); and	☐	☐	☐
3.	*Obalon Adjournment Proposal.* To approve adjournments of the Obalon Special Meeting from time to time, if necessary or appropriate, including to solicit additional proxies in favor of the Obalon Share Issuance Proposal if there are insufficient votes at the time of such adjournment to approve such proposal.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The joint proxy statement/prospectus is available at www.proxyvote.com. D39699-TBD Obalon Therapeutics, Inc. Proxy for Special Meeting of Stockholders on [TBD], 2021 This proxy is solicited by the Board of Directors. The undersigned hereby appoints Andrew Rasdal and Nooshin Hussainy, and each of them, with full power of substitution and power to act alone as proxies to vote all the shares of common stock which the undersigned would be entitled to vote if personally present and acting at the Special Meeting of Stockholders of Obalon Therapeutics, Inc., to be held at Pacific Time virtually by means of remote communication on 2021, and at any adjournment, continuation or postponement thereof as follows: THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS NUMBERED 1 AND 2, AND IF APPLICABLE, 3.